As filed with the Securities and Exchange Commission on February 18, 2011
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Koninklijke Philips Electronics N.V.
(Exact Name of Registrant as Specified in Its Charter)

Royal Philips Electronics

(Registrant’s Name for Use in English)

The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)

None
(I.R.S. Employer Identification Number)

Breitner Tower, Amstelplein 2, Amsterdam 1070MX, The Netherlands
(Address of Principal Executive Offices)

Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan
Royal Philips Electronics Long-Term Incentive Plan
(Consisting of Global Philips Stock Option Program and Global Philips Restricted Share Rights Program)
(Full Title of the Plan)

Pamela Dunlap
3000 Minuteman Road
Building 1
Andover, MA 01810
(978) 659-4801
(Name, Address and Telephone Number of Agent for Service)

Please Send Copies of Communications to:

Andrew D. Soussloff
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004-2498
(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares of Koninklijke Philips Electronics N.V., par value 0.20 Euro per share (1)	16,500,000	$31.44	$518,760,000	$60,229

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan.  Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

(2)
2,000,000 of the shares are registered to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan  and 14,500,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Long-Term Incentive Plan.

(3)
Estimated solely for the purpose of computing the amount of the registration fee.  Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on  February 14, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This registration statement on Form S-8 registers common shares, par value 0.20 euro per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan. After giving effect to this filing, an aggregate of 16,609,460 shares of the registrant’s common stock have been registered for issuance pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan.

As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8.  We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and subsequent information that we file with the Commission will automatically update and supersede this information.  Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement.  We incorporate by reference into this registration statement the following:

(a)           Our Annual Report on Form 20-F for the fiscal year ended December 31, 2010 (File No. 001-05146-01) filed with the Commission on February 18, 2011 (the “Annual Report”); and

(b)           The Annual Report on Form 11-K of the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (File No. 001-05146-01) filed with the Commission on October 29, 2010.

In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part of this registration statement from the date of filing of such reports.

The description below contains a summary of certain provisions of the articles of association of Royal Philips Electronics and its common shares, par value 0.20 euro per share. This summary does not purport to be a complete statement of these provisions and is qualified in its entirety by reference to the English translation of the articles of association, which are included as an exhibit to the Annual Report. All references to “we” or the “Company” in this summary mean Royal Philips Electronics.

GENERAL

The executive management of Philips is entrusted to its board of management under the chairmanship of the President/Chief Executive Officer and consists of at least three members. The members of the board of management have collective powers and responsibilities. They share responsibility for the management of the Company, the deployment of its strategy and policies, and the achievement of its objectives and results. The board of management has, for practical purposes, adopted a division of responsibilities indicating the functional and business areas monitored and reviewed by the individual members. According to the Company’s corporate objectives and Netherlands law, the board of management is guided by the interests of the Company and its affiliated enterprises within the Philips Group, taking into consideration the interests of the Company’s stakeholders, and is accountable for the performance of its assignment to the supervisory board and the general meeting of shareholders.

The board of management is supervised by the supervisory board and provides the latter with all information the supervisory board needs to fulfil its own responsibilities. Major decisions of the board of management require the approval of the supervisory board; these include decisions concerning (a) the operational and financial objectives of the Company, (b) the strategy designed to achieve the objectives, (c) if necessary, the parameters to be applied in relation to the strategy and (d) corporate social responsibility issues that are relevant to the Company.

The supervisory board supervises the policies of the board of management and the general course of affairs of Philips and advises the executive management thereon. The supervisory board, in the two-tier corporate structure under Netherlands law, is a separate body that is independent of the board of management. Its independent character is also reflected in the requirement that members of the supervisory board can be neither a member of the board of management nor an employee of the Company. The supervisory board considers all its members to be independent pursuant to the Dutch Corporate Governance Code and under the applicable US Securities and Exchange Commission standards.

SHARE CAPITAL

Our authorized capital is 800,000,000 Euros comprised of 2,000,000,000 common shares of 0.20 Euro, and 2,000,000,000 preference shares of 0.20 Euro. The authorized capital may be increased by a shareholders’ resolution and a subsequent amendment to the articles of association.

No preference shares have been issued. However, the Stichting Preferente Aandelen Philips (the “Foundation”), a foundation established under Netherlands law, has been granted the right to acquire preference shares in our capital should a third party ever seem likely to gain a (de facto) controlling interest in the Company.

The object of the Foundation is to represent the interests of the Company, the enterprises maintained by the Company and its affiliated companies within the Philips Group, in such a way that the interests of Philips, those enterprises and all parties involved with them are safeguarded as effectively as possible, and that they are afforded maximum protection against influences which, in conflict with those interests, may undermine the autonomy and identity of Philips and those enterprises, and also to do anything related to the above ends or conducive to them. In the event of (an attempt at) a hostile takeover or other attempt to obtain (de facto) control of the Company this arrangement will allow the Company and its board of management and supervisory board to determine its position in relation to the third party and its plans, seek alternatives and defend Philips’ interests and those of its stakeholders from a position of strength. The members of the self-electing board of the Foundation are Messrs S.D. de Bree, F.J.G.M. Cremers and M.W. den Boogert. No Philips board members or officers are represented on the board of the Foundation.

The common shares are held in bearer and registered form. Holders of shares of New York Registry hold their common shares in registered form. See “Common Share Certificates and Transfer”.

DIVIDENDS

A dividend will first be declared on preference shares out of net income. The remainder of the net income, after reservations made with the approval of the supervisory board, shall be available for distribution to holders of common shares subject to shareholder approval after year-end. The board of management has the power to determine what portion of the net income shall be retained by way of reserve, subject to the approval of the supervisory board.

VOTING RIGHTS

Each common share and each preference share are entitled to one vote. All common shares vote together on all matters presented at a general meeting of shareholders.

Election of our board of management. Members of the board of management and the President/CEO are elected by the general meeting of shareholders upon a binding recommendation drawn up by the supervisory board after consultation with the President/CEO. This binding recommendation may be overruled by a resolution of the general meeting of shareholders adopted by a simple majority of the votes cast and representing at least one-third of the issued share capital. If a simple majority of the votes cast is in favor of the resolution to overrule the binding recommendation, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened at which the resolution may be passed by a simple majority of the votes cast, regardless of the portion of the issued share capital represented by such majority.

The general meeting of shareholders may deprive of their binding effect nominations for election to the board of management made by our supervisory board, if a resolution is passed by simple majority of the votes cast and represents at least one-third of the issued share capital. In that event, a new binding list shall be submitted to a subsequent general meeting of shareholders in accordance with the provisions described above. If the second list is also rejected in the manner provided for above, the general meeting of shareholders shall be free to make its own appointments to the board of management. If a simple majority of the votes cast is in favour of the resolution to deprive the list of nominees referred to above of its binding character, but such majority does not represent at least one-third of the issued share capital, a new meeting may be convened at which the resolution may be passed by a simple majority of the votes cast, regardless of the portion of the share capital represented by such majority. The general meeting of shareholders may also suspend or remove any member of the board of management at any time by a simple majority of the votes cast at a meeting at which at least one-third of the issued share capital is represented (although no quorum is required if dismissal is proposed by the board of management, the supervisory board).

Subject to the foregoing paragraph, the supervisory board has the power to control nominations to our board of management.

Election of the supervisory board. Members of the supervisory board are elected by the general meeting of shareholders from nominations made by the supervisory board.

The supervisory board must nominate at least one person or as many as the law requires for each vacancy to be filled on the supervisory board and the election must be made from among the persons so nominated. The list of nominees shall be deposited for shareholder inspection at the registered office of the Company.

The general meeting of shareholders may deprive of their binding effect nominations for election to the supervisory board made by our supervisory board, if a resolution is passed by simple majority of the votes cast and represents at least one-third of the issued share capital. In that event, a new binding list shall be submitted to a subsequent general meeting of shareholders in accordance with the provisions described above. If the second list is also rejected in the manner provided for above, the general meeting of shareholders shall be free to make its own appointments to the supervisory board. If a simple majority of the votes cast is in favour of the resolution to deprive the list of nominees referred to above of its binding character, but such majority does not represent at least one-third of the issued share capital, a new meeting may be convened at which the resolution may be passed by a simple majority of the votes cast, regardless of the portion of the share capital represented by such majority. The general meeting of shareholders may also suspend or remove any member of the supervisory board at any time by a simple majority of the votes cast at a meeting at which at least one-third of the issued share capital is represented (although no quorum is required if dismissal is proposed by the supervisory board).

General meetings of shareholders. The ordinary general meeting of shareholders shall be held each year not later than the thirtieth day of June and, at the board of management’s option, in Eindhoven, Amsterdam, The Hague, Rotterdam, Utrecht or Haarlemmermeer (including Schiphol airport); the notice convening the meeting shall inform the shareholders accordingly.

Without prejudice to applicable laws and regulations, the board of management may resolve to give notice to holders of bearer shares via the Company’s website and/or by other electronic means representing a public announcement, which announcement remains directly and permanently accessible until the general meeting. Holders of registered shares, such as holders of New York Registry Shares, shall be notified by letter, unless the board of management resolves to give notice to holders of registered shares by electronic means of communication by sending a legible and reproducible message to the address indicated by the shareholder to the Company for such purpose provided the relevant shareholder has agreed hereto.

In principle all shareholders are entitled to attend the general meeting of shareholders, to address the meeting and to vote, except for shares held in treasury by the Company. They may exercise the aforementioned rights at a meeting only for the common shares which on the record date are registered in their name. The record date is determined by the board of management and published in the above announcement. Holders of registered shares must advise the Company in writing of their intention to attend the general meeting of shareholders. Holders of bearer shares who either in person or by proxy wish to attend the general meeting of shareholders, should notify The Royal Bank of Scotland N.V. acting as agent for the Company. They must submit a confirmation by a participating institution, in which administration they are registered as holders of the shares, that such shares are registered and will remain registered in its administration up to and including the record date, whereupon the holder will receive an admission ticket for the general meeting of shareholders. Holders of shares who wish to attend by proxy have to submit the proxy at the same time. A participating institution is a bank or broker which according to the Dutch Securities Depository Act (‘Wet giraal effectenverkeer’) is a participating institution (‘aangesloten instelling’) of Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (Euroclear Nederland).

In connection with the general meeting, the Company doesn’t solicit proxies within the United States.

Action is taken at general meetings of shareholders by a majority of the votes cast (except where a different proportion of votes is required by the articles of association or Netherlands law) and there are generally no quorum requirements applicable to such meetings.

Amendment of articles of association and dissolution. Resolutions to amend our articles of association or to dissolve the Company proposed by the board of management must be approved by a majority of the votes cast at a general meeting of shareholders. Resolutions to this effect proposed by shareholders must be approved by at least a three-fourths majority of the votes cast at a general meeting of shareholders at which more than half of the issued share capital is represented or, if the requisite capital is not represented, by a three-fourths majority of the votes cast at a new meeting held within eight weeks. All resolutions to amend the articles of association or to dissolve the Company must also be approved or ratified by the supervisory board. Resolutions to amend the articles of association or dissolve the Company will not be valid unless the full text of such proposals has been deposited for inspection by shareholders at the registered office of the Company from the day on which the notice convening the general meeting of shareholders is delivered until the close of that meeting.

LIQUIDATION RIGHTS

In the event of the dissolution and liquidation of the Company, the assets remaining after payment of all debts and liquidation expenses are to be distributed in the following order of priority: to the holders of preference shares, the amount paid thereon; and the remainder to the holders of the common shares.

ISSUANCE OF SHARES AND PREEMPTIVE RIGHTS

Our board of management may issue common shares if and insofar as the board of management has been designated by the general meeting of shareholders as the authorized body for this purpose, subject to the approval of our supervisory board. A designation of the board of management will be effective for a specified period of up to five years and may be renewed. Currently, our board of management has been designated as the authorized body to issue common shares until September 25, 2011. The board of management must obtain the approval of the supervisory board to issue common shares. If the board of management has not been designated, the general meeting of shareholders has the power to authorize the issuance of common shares, upon the proposal of the board of management, which proposal must be approved by the supervisory board.

Shareholders have a pro rata preferential right of subscription to any common share issuance unless the right is restricted or excluded. If designated by the general meeting of shareholders, the board of management has the power to restrict or exclude the preferential subscription rights. A designation of the board of management will be effective for a specified period of up to five years and may be renewed. Currently, the board of management has been granted the power to restrict or exclude the preferential right of subscription until September 25, 2011. If the board of management has not been designated, the general meeting of shareholders has the power to restrict or exclude such rights, upon the proposal of the board of management, which proposal must be approved by the supervisory board. Resolutions by the general meeting of shareholders referred to in this paragraph require approval of at least two-thirds of the votes cast if less than half of the issued share capital is represented at the meeting.

The foregoing provisions also apply to the issuance of rights to subscribe for shares.

REPURCHASE OF COMMON SHARES

We may repurchase our own shares subject to certain financial tests, but shares held in treasury may not be voted or counted for quorum purposes. Any purchases by us are subject to the approval of the supervisory board and the authorization of shareholders at the general meeting of shareholders. Our board of management may be authorized by the general meeting of shareholders to repurchase our own shares for a specified period of up to eighteen months, which authorization may be renewed. Currently, our board of management is authorized to repurchase shares with the approval of the supervisory board until September 25, 2011.

LIMITATIONS ON RIGHT TO HOLD OR VOTE COMMON SHARES

There are no limitations imposed by Netherlands law or by our articles of association on the right of non-resident owners to hold or vote the common shares.

COMMON SHARE CERTIFICATES AND TRANSFER

The common shares are available in either registered or bearer form except that the common shares quoted on the New York Stock Exchange are available in registered form only. Our shareholders’ register is maintained partly in New York, New York, known as the New York Registry, by Citibank, our transfer agent and registrar, and partly in The Netherlands, known as the Eindhoven Registry, by or on behalf of us.

The common shares listed on the Euronext Amsterdam stock exchange are common shares in bearer form embodied in share certificates, which are lodged with Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (Euroclear Nederland), the Dutch clearing house known as NECIGEF, for safe-keeping on behalf of the parties entitled to such common shares. The common shares in bearer form can only be transferred through the securities transfer system of NECIGEF. Holders of registered common shares will be entered in our shareholders’ register. At the request of the registered shareholder, we will, without fee, issue a non-negotiable extract from the shareholders’ register in the name of the holder unless a certificate has been issued for the holder’s registered common share. A deed of transfer, together with our acknowledgment in writing, is required to transfer registered shares.

Persons who are not DTC participants may beneficially own common shares registered by the New York registry held by DTC only through direct or indirect participants in DTC. So long as Cede & Co., as the nominee of DTC, is the registered owner of common shares traded on the NYSE, Cede & Co. for all purposes will be considered the shareholder of such shares. Accordingly, any person owning a beneficial interest in common shares traded on the NYSE must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a shareholder. We understand that, under existing industry practice, in the event that an owner of a beneficial interest in common shares traded on the NYSE desires to take any action that Cede & Co., as the shareholder, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners holding interest through such participants to take such action or would otherwise act upon the instructions of beneficial owners holding interests through them. Common shares traded on the NYSE may be transferred on our books at the office of our transfer agent and registrar. Certificates representing common shares traded on the NYSE may be exchanged at such office for certificates representing common shares traded on the NYSE of other denominations, provided, however, that such certificates are available only in such denominations as our board of management determines. Under Netherlands law, the transfer of our registered shares requires a written instrument of transfer and written acknowledgment by the issuer of such transfer.

Item 4.                 Description of Securities

Not applicable.

Item 5.                 Interests of Named Experts and Counsel

Not applicable.

Item 6.                 Indemnification of Directors and Officers

The articles of association of Royal Philips Electronics provide that, unless the law requires otherwise, the members of the board of management and of the supervisory board shall be reimbursed by Royal Philips Electronics for various costs and expenses, including the reasonable costs of defending claims and of appearing in legal proceedings and any damages which they are ordered to pay in respect of an act or failure to act in the exercise of functions performed at the request of Royal Philips Electronics. Under certain circumstances, described in the articles of association, such as if it has been established in a final judgment by a Dutch court or by an arbitrator that an act or failure to act by a member of the board of management or the supervisory board can be characterized as intentional (‘opzettelijk’), intentionally reckless (‘bewust roekeloos’) or seriously culpable (‘ernstig verwijtbaar’) or if the costs and expenses are reimbursed by insurers under an insurance policy, there will be no entitlement to this reimbursement.

Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 7.                 Exemption from Registration Claimed

Not applicable.

Item 8.                 Exhibits

Exhibit No.	Description
4.1
Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics’ registration statement on Form S-8  (File No. 333-165017), filed with the commission on February 22, 2010)

4.2	Global Philips Stock Option Program (part of Royal Philips Electronics Long-Term Incentive Plan)
4.3	Global Philips Restricted Share Rights Program (part of Royal Philips Electronics Long-Term Incentive Plan)
23.1	Consent of KPMG Accountants NV, an Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm
24	Power of attorney (included on signature page).

Item 9.                 Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, paragraphs (a)(1)(i) and (ii) shall not apply;

(2)           That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF ROYAL PHILIPS ELECTRONICS

Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on February 18, 2011.

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:   /s/  Eric Coutinho
Name: Eric Coutinho
Title: General Secretary

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela Dunlap as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on February 18, 2011.

Name	Title
/s/G. J. Kleisterlee G. J. Kleisterlee	President/CEO, Chairman of the Board of Management
/s/ P.J. Sivignon P.J. Sivignon	Executive Vice-President, Member of the Board of Management and Chief Financial Officer
/s/R.S. Provoost R.S. Provoost	Executive Vice-President, Member of the Board of Management

/s/ S. Rusckowski S. Rusckowski	Executive Vice-President, Member of the Board of Management
/s/J.M. Hessels J.M. Hessels	Chairman of the Supervisory Board
/s/H. Von Prondzynski H. Von Prondzynski	Member of the Supervisory Board
/s/C.J.A. van Lede C.J.A. van Lede	Member of the Supervisory Board
/s/E. Kist E. Kist	Member of the Supervisory Board
/s/ J. van der Veer J. van der Veer	Member of the Supervisory Board
/s/Pamela Dunlap Pamela Dunlap	Duly authorized representative in the United States

II-2

SIGNATURE OF THE KONINKLIJKE PHILIPS ELECTRONICS N.V. NONQUALIFIED STOCK PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Andover, State of Massachusetts, on February 18, 2011.

KONINKLIJKE PHILIPS ELECTRONICS N.V.
NONQUALIFIED STOCK PURCHASE PLAN

By:           /s/ Pamela Dunlap
Name:  Pamela Dunlap
Title:    Chairman, Stock Purchase Plan Committee

II-3

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics’ registration statement on Form S-8  (File No. 333-165017), filed with the commission on February 22, 2010)

4.2	Global Philips Stock Option Program (part of Royal Philips Electronics Long-Term Incentive Plan)
4.3	Global Philips Restricted Share Rights Program (part of Royal Philips Electronics Long-Term Incentive Plan)
23.1	Consent of KPMG Accountants NV, an Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm
24	Power of attorney (included on signature page).